SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                      ____________________
                            Form S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                      ____________________

                    THE DOW CHEMICAL COMPANY
                    (a Delaware corporation)
              Executive Offices -- 2030 Dow Center
                     Midland, Michigan 48674
(Name, state of incorporation and address of principal executive office of issuer)

          I.R.S. Employer Identification No. 38-1285128
                      ____________________

                    THE DOW CHEMICAL COMPANY
                   1988 AWARD AND OPTION PLAN
                    (Full title of the plan)
                      ____________________

                          JOHN SCRIVEN
          Vice President, General Counsel and Secretary
                    THE DOW CHEMICAL COMPANY
                         2030 Dow Center
                     Midland, Michigan 48674

             (Name and address of agent for service)

                   Telephone:  (517) 636-1000
                      ____________________

                 CALCULATION OF REGISTRATION FEE


Title                         Proposed Proposed
of securities     Amount to   maximum  maximum          Amount
to be registered  be          offering aggregate        of
                  registered  price    offering         registration
                              per      price*           fee
                              share*
Common Stock, par 45,000,000  $28.875  $1,299,375,000   $343,035
value $2.50 per   shares
share, of The Dow
Chemical Company

* The price per share and the aggregate offering price, calculated pursuant to Rule 457(c) and provided herein for the sole purpose of determining the registration fee, are based on the average of the high and low prices of the Common Stock of The Dow Chemical Company on the New York Stock Exchange for August 11, 2000.

                             PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by The Dow Chemical
Company ("Dow") with the Securities and Exchange Commission (the
"Commission") are incorporated herein by this reference:

     (a) Dow's Annual Report on Form 10-K for the year ended December 31, 1999. (The consolidated financial statements and the financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.);

     (b) Dow's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000;

     (c) Dow's Current Reports on Form 8-K filed January 24,
February 11, March 6, May 11, June 14 and July 24, 2000; and

     (d) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

     All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 6.  IDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article VI of its Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving in such capacity with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.  EXHIBITS.
Exhibit No.                   Description of Exhibit

4(a)                          Restated Certificate of
                              Incorporation of The Dow
                              Chemical Company, filed as
                              Exhibit 3(i) to Dow's Annual
                              Report on Form 10-K for the
                              year ended December 31, 1999,
                              incorporated herein by this
                              reference.
4(b)                          Bylaws of The Dow Chemical
                              Company, filed as Exhibit
                              3(ii) to Dow's Annual Report
                              on Form 10-K for the year
                              ended December 31, 1998,
                              incorporated herein by this
                              reference.
23                            Independent Auditors'
                              Consent.
24                            Power of Attorney.

Item 9.  UNDERTAKINGS.
(a)  The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on August 14, 2000.

                                   THE DOW CHEMICAL COMPANY

                                               (Registrant)

                              By:  /s/ J. PEDRO REINHARD
                                   J. Pedro Reinhard
                                   Executive Vice President and
                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


A. A. ALLEMANG*
A. A. Allemang      Director and Vice
                    President

J. K. BARTON*
J. K. Barton        Director

F. H. BROD*
F. H. Brod          Vice President and
                    Controller

D. T. BUZZELLI*
D. T. Buzzelli      Director

A. J. CARBONE*
A. J. Carbone       Director, Vice
                    Chairman and
                    Executive Vice
                    President

J. M. COOK*
J. M. Cook          Director

J. C. DANFORTH*
J. C. Danforth      Director

W. D. DAVIS*
W. D. Davis         Director

E. C. FALLA*
E. C. Falla         Director

B. H. FRANKLIN*
B. H. Franklin      Director

A. D. GILMOUR*
A. D. Gilmour       Director

M. D. PARKER*
M. D. Parker        Director and
                    Executive
                    Vice President


F. P. POPOFF*
F. P. Popoff        Director and
                    Chairman of the
                    Board

J. P. REINHARD*
J. P. Reinhard      Director, Executive
                    Vice
                    President and Chief
                    Financial Officer

H. T. SHAPIRO*
H. T. Shapiro       Director

W. S. STAVROPOULOS*
W. S. Stavropoulos  Director, President
                    and Chief Executive
                    Officer

P. G. STERN*
P. G. Stern         Director



*By:  /s/ J. PEDRO REINHARD
     J. Pedro Reinhard
     Executive Vice President and
     Chief Financial Officer

Dated:  August 14, 2000

                          EXHIBIT INDEX


Exhibit No.  Description of Exhibit                   Page
                                                      Number

4(a)         Restated Certificate of Incorporation
             of The Dow Chemical Company, filed as
             Exhibit 3(i) to Dow's Annual Report on
             Form 10-K for the year ended December
             31, 1999, incorporated herein by this
             reference.
4(b)         Bylaws of The Dow Chemical Company,
             filed as Exhibit 3(ii) to Dow's Annual
             Report on Form 10-K for the year ended
             December 31, 1998, incorporated herein
             by this reference.
23           Independent Auditors' Consent.             7
24           Power of Attorney.                         8